Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213930 on Form S-8 of our report dated June 24, 2020, appearing in the Annual Report on Form 11-K of the Duke Energy Retirement Savings Plan for the year ended December 31, 2019.

/s/ McCONNELL & JONES LLP

Houston, Texas
June 24, 2020